Contact:

Julio A. Torres

Chief Executive Officer

Andina Acquisition Corp. III

(646) 565-3861

FOR IMMEDIATE RELEASE

ANDINA ACQUISITION CORP. III ANNOUNCES CLOSING OF $108 MILLION INITIAL PUBLIC OFFERING

New York, NY, February 1. 2019 – Andina Acquisition Corp. III (Nasdaq: ANDAU) (the “Company”) announced today the closing of its initial public offering of 10,800,000 units, including 800,000 units subject to the underwriters’ over-allotment option. Each unit consists of one ordinary share, $0.0001 par value per share (“Ordinary Share”), one right (“Right”) to receive one-tenth of one Ordinary Share, and one redeemable warrant (“Warrant”), with each warrant entitling the holder to purchase one Ordinary Share at a price of $11.50 per share. The units were sold at an offering price of $10.00 per unit, generating gross proceeds of $108,000,000 to the Company. The units have been listed on the Nasdaq Capital Market (“Nasdaq”) and trade under the ticker symbol “ANDAU.” Once the securities comprising the units begin separate trading, the Ordinary Shares, Rights, and Warrants are expected to be traded on Nasdaq under the symbols “ANDA”, “ANDAR”, and “ANDAW”, respectively.

Of the proceeds received from the consummation of the initial public offering and a simultaneous private placement of units, $108,000,000 (or $10.00 per Ordinary Share sold in the offering) was placed in a trust account. An audited balance sheet of the Company as of January 31, 2019 reflecting receipt of the proceeds upon consummation of the initial public offering and the private placement will be included as Exhibit 99.1 to a Current Report on Form 8-K to be filed by the Company with the Securities and Exchange Commission.

Andina Acquisition Corp. III is a blank check company organized for the purpose of effecting a merger, share exchange, asset acquisition, stock purchase, recapitalization, reorganization, or other similar business combination with one or more businesses or entities. The Company’s efforts to identify a prospective target business will not be limited to any particular industry or geographic region, although the Company initially intends to focus on target businesses located in the Americas.

Cowen and Company, LLC and Craig-Hallum Capital Group LLC have acted as joint book-running managers of the offering. The offering is being made only by means of a prospectus, copies of which may be obtained from Cowen and Company, LLC, c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY, 11717, Attn: Prospectus Department, or by email at PostSaleManualRequests@broadridge.com. Copies are also available on the Securities and Exchange Commission’s website, www.sec.gov.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Forward Looking Statements

This press release includes forward-looking statements that involve risks and uncertainties. Forward looking statements are statements that are not historical facts. Such forward-looking statements, including with respect to the initial public offering and the anticipated use of the proceeds thereof, are subject to risks and uncertainties, which could cause actual results to differ from the forward looking statements, including those set forth in the risk factors section of the prospectus used in connection with the Company’s initial public offering. No assurance can be given that the offering discussed above will be completed on the terms described, or at all, or that the net proceeds of the offering will be used as indicated. The Company expressly disclaims any obligations or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the Company’s expectations with respect thereto or any change in events, conditions or circumstances on which any statement is based, except as required by law.

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